UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2012

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(3)    Compensatory Arrangements of Certain Officers

Banner Corporation (the “Company”) previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2012 that the Company and its financial institution subsidiary, Banner Bank (“Bank”), entered into an amended employment agreement (“Agreement”) with Mark J. Grescovich, President, Chief Executive Officer and Director of the Company and the Bank.  The Agreement provides that Mr. Grescovich shall receive a grant of the Company’s common stock in the form of restricted stock pursuant to a proposed 2012 Restricted Stock Plan (“Plan”), which Plan was approved by shareholders at the Annual Meeting of the Company that was held on April 24, 2012.  The aggregate value of the restricted stock grant Mr. Grescovich will receive is $300,000.  A copy of the Plan was included as Appendix B to the Company’s definitive proxy statement that was filed with the SEC on March 22, 2012 and is incorporated herein by reference.  The form of restricted stock award agreement is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Company was held on April 24, 2012.

(b)
There were a total of 17,878,229 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 16,401,291 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for three year terms:

	FOR		WITHHELD		Broker Non-Votes
	# of votes	Percentage of shares present	# of votes	Percentage of shares present	# of votes
Gordon E. Budke	13,376,040	98.71	175,246	1.29	2,850,005
Constance H. Kravas	13,378,640	98.73	172,646	1.27	2,850,005
John R. Layman	13,372,683	98.68	178,603	1.32	2,850,005
Michael M. Smith	13,378,156	98.73	173,130	1.27	2,850,005

Based on the votes set forth above, Messrs. Budke, Layman, Smith and Ms. Kravas were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2015 and until their respective successors have been duly elected and qualified.

The terms of Directors Robert D. Adams, Edward L. Epstein, Robert J. Lane, Gary Sirmon, Jesse G. Foster, Mark J. Grescovich, D. Michael Jones, David A. Klaue and Brent A. Orrico continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
13,334,621	183,339	33,326	2,850,005

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3.  Ratification of the Audit Committee’s selection of Moss Adams LLP as the Company’s independent auditors for the year ending December 31, 2012.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
16,344,354	43,200	13,737	-0-

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent auditors to serve for the year ended December 31, 2012 was duly ratified by the shareholders.

Proposal 4.  The adoption of the Company’s 2012 Restricted Stock Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
9,342,315	4,173,407	35,564	2,850,005

Based on the votes set forth above, the adoption of the Company’s 2012 Restricted Stock Plan was approved by shareholders.

(c)           None.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

       10.1                 Form of Restricted Stock Award Agreement
       99.1                Press Release of Banner Corporation dated April 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: April 25, 2012	By: /s/ Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer